EXHIBIT 11.1
                              RENTERS CHOICE, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                                    Three months ended
                                                                      March 31, 1996
                                                                     -----------------
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PRIMARY EARNINGS PER SHARE
Net earnings ........................................................   $ 3,616,896
                                                                        ===========
Weighted average number of common shares outstanding ................    24,378,108

Net effect of dilutive stock options based on the treasury stock
       method using average market price ............................       394,074
                                                                        -----------
Weighted average number of common and common equivalent
       shares outstanding ...........................................    24,772,182
                                                                        ===========
PRIMARY EARNINGS PER COMMON AND COMMON EQUIVALENT
       SHARE ........................................................   $      0.15
                                                                        ===========
FULLY DILUTED EARNINGS PER SHARE

Net earnings ........................................................   $ 3,616,896
                                                                        ===========
Weighted average number of common shares outstanding ................    24,378,108

Net effect of dilutive stock options based on the Treasury Stock
       Method using the greater of the average or ending market price       442,520
                                                                        -----------
Weighted average number of common and common equivalents shares
       outstanding ..................................................    24,820,628
                                                                        ===========
EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
       ASSUMING FULL DILUTION .......................................   $      0.15
                                                                        ===========
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